SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 20, 2002

RYDER SYSTEM, INC.
(Exact Name of Registrant as Specified in its Charter)

Florida (State or Other Jurisdiction of Incorporation)	1-4364 (Commission File Number)	59-0739250 (IRS Employer Identification No.)

3600 NW 82nd Avenue, Miami, Florida (Address of Principal Executive Offices)	33166 (Zip Code)

(305) 500-3726
(Registrant’s telephone number, including area code)

SIGNATURE
Press Release dated December 20, 2002
Ryder 2003 Business Plan

Item 9. Regulation FD Disclosure

On December 20, 2002, Ryder System, Inc. (the “Company”) issued a press release containing an earnings forecast for 2003 and an earnings update for the fourth quarter of 2002 (the “Press Release”). The Company also hosted a conference call and webcast during which a presentation was made on its 2003 business plan and earnings forecast (the “Presentation”). The Presentation was also made available on the Company’s website. A copy of the Press Release and the Presentation are attached hereto as Exhibits 99.1 and 99.2, respectively.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RYDER SYSTEM, INC. (Registrant)

Date: December 20, 2002	/s/ Corliss J. Nelson Corliss J. Nelson Senior Executive Vice President and Chief Financial Officer

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